Exhibit 10.17

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This agreement, dated as of November 1, 2004, amends the Employment Agreement (the “Agreement”) dated as of September 1, 2001, between U.S.-China Industrial Exchange, Inc.and Elyse Beth Silverberg.

1.	The first paragraph of the Agreement is amended to read as follows:

“This Employment Agreement dated as of September 1, 2001, between Chindex International, Inc., a Delaware Corporation currently having an address at 7201 Wisconsin Avenue, Bethesda, Maryland 20815 (the “Company”) and Elyse Beth Silverberg, an individual residing in River Gardens, Beijing, China (“Employee”).”

2.	Paragraph (a) of Section 5 of the Agreement is amended by deleting the words “One Hundred and Seventy Seven Thousand Dollars ($177,000) per year” and substituting therefor the words “One Hundred and Ninety Seven Thousand Dollars ($197,000) per year.”

IN WITNESS WHEREOF, the parties have executed this Agreement as of date first above written.

EMPLOYEE	COMPANY

/S/ Elyse Beth Silverberg	By:	/S/ Robert C. Goodwin, Jr.

Name: Elyse Beth Silverberg		Name: Robert C. Goodwin, Jr. Title: Executive Vice President